Exhibit 99.1

XPO Logistics Announces Second Quarter 2016 Results

Reports record levels of net income, EBITDA, cash flow from operations and free cash flow

Raises 2016 financial targets

GREENWICH, Conn. — August 3, 2016 — XPO Logistics, Inc. (NYSE: XPO) today announced financial results for the second quarter of 2016. Total gross revenue increased 202.9% year-over-year to $3.7 billion. Net income attributable to common shareholders was $42.6 million for the quarter, or earnings of $0.35 per diluted share, compared with a net loss attributable to common shareholders of $75.1 million, or a loss of $0.89 per diluted share, for the same period in 2015.

The adjusted net income attributable to common shareholders, a non-GAAP measure, was $50.4 million, or earnings of $0.42 per diluted share for the second quarter of 2016, excluding the items detailed below. This compares with an adjusted net loss attributable to common shareholders of $13.6 million, or a loss of $0.16 per diluted share, for the second quarter of 2015.

The adjusted net income attributable to common shareholders for the second quarter of 2016 excludes: $21.5 million, or $13.9 million after-tax, of one-time transaction-related and rebranding costs net of noncontrolling interests; and a $6.1 million, or $4.1 million after-tax, benefit related to unrealized foreign exchange cost. Reconciliations of adjusted net income attributable to common shareholders and adjusted EPS, as well as reconciliations of other non-GAAP measures used throughout this release, are provided in the attached financial tables.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, improved to $354.9 million for the quarter, compared with $79.7 million for the same period in 2015. Adjusted EBITDA in the second quarter of 2016 excludes $21.5 million of one-time transaction-related and rebranding costs.

The company generated $260.7 million of cash flow from operations and $169.5 million of free cash flow in the quarter.

Raises 2016 Financial Targets

For 2016, the company has:

•	Increased its target for adjusted EBITDA to at least $1.265 billion, from $1.25 billion; and

•	Increased its target for free cash flow to at least $150 million, from a range of $100 million to $150 million.

In addition, the company has reaffirmed its full year 2018 target of approximately $1.7 billion of EBITDA.

CEO Comments

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “In the second quarter, we generated $355 million of adjusted EBITDA, $261 million of cash flow from operations, and $170 million of free cash flow — all records for our company. We’re at an inflection point in the evolution of our business, accelerating our EBITDA and cash generation while continuing to invest in technology, our sales force and other levers of future growth.

“Our strong performance in the quarter was led by our North American operations for last mile and less-than-truckload, and by our European supply chain operations. While market conditions were sluggish overall, e-commerce was a major tailwind — driving margin expansion in last mile, and resulting in major contract wins in contract logistics on both sides of the Atlantic. In LTL, we increased operating income by 66% from last year’s second quarter, pre-acquisition.”

Jacobs continued, “We’ve raised our 2016 target for adjusted EBITDA to at least $1.265 billion, up from $1.25 billion. We also raised our free cash flow target to at least $150 million, up from a range of $100 million to $150 million. From here, we have a well-defined path to our target of $1.7 billion of EBITDA for 2018. More than $300 million of our profit improvement opportunities are company-specific and independent of macro conditions, including the global optimization of our network and the rationalization of $14 billion of addressable spend.”

Second Quarter 2016 Results by Segment

•	Transportation: The company’s transportation segment generated total gross revenue of $2.4 billion for the quarter, a 180.9% increase from the same period in 2015. The year-over-year increase in revenue was primarily due to 2015 acquisitions, with contributions from growth in last mile and truck brokerage.

Net revenue margin for the second quarter improved to 29.1%, compared with 22.5% in 2015. The increase in margin was primarily due to the acquisition of the less-than-truckload business in October 2015, as well as margin improvements in last mile and global forwarding, partially offset by lower intermodal and expedite margins.

Second quarter operating income for the transportation segment increased to $153.2 million, compared with operating income of $23.0 million a year ago. Second quarter adjusted EBITDA improved to $275.7 million, compared with $59.3 million a year ago. The increases in operating income and adjusted EBITDA were primarily due to 2015 acquisitions.

In the North American LTL business, the company improved operating income to $115.5 million, a 66% increase from the same period a year ago, pre-acquisition. On an adjusted basis, LTL operating income increased 81%, excluding transaction-related costs and amortization related to the acquisition. The increase in LTL operating income was primarily driven by yield improvement and SG&A cost reductions.

•	Logistics: The company’s logistics segment generated gross revenue of $1.3 billion for the quarter, up 270.4% from $359.6 million for the same period in 2015. Operating income was $51.1 million, up from $4.3 million a year ago. Adjusted EBITDA was $106.9 million, up from $35.8 million a year ago. The increases in gross revenue, gross margin, operating income and adjusted EBITDA were primarily due to 2015 acquisitions.

Adjusted EBITDA for the logistics segment was higher than expected in the quarter, led by volume increases from e-commerce and high tech and the strong performance of the European business overall.

•	Corporate: Corporate SG&A expense was $34.0 million, compared with $57.4 million for the second quarter of 2015. The year-over-year decrease in corporate expense was primarily due to lower one-time transaction-related costs in the second quarter of 2016 than in the comparable 2015 period. The second quarter 2016 corporate expense included approximately $4.8 million of non-cash compensation; and $4.3 million of transaction-related costs.

Six Months 2016 Financial Results

For the six months ended June 30, 2016, the company reported total revenue of $7.2 billion, a 276.7% increase from the same period in 2015.

The company reported net income attributable to common shareholders of $22.0 million, or $0.19 per diluted share, for the first six months of 2016, compared with a net loss of $90.3 million, or a loss of $1.11 per diluted share, for the same period in 2015.

The adjusted net income attributable to common shareholders, a non-GAAP measure, was $42.1 million, or $0.35 per diluted share for the first six months, excluding the items detailed below. This compares with an adjusted net loss attributable to common shareholders of $22.7 million, or a loss of $0.28 per diluted share, for the same period in 2015.

Adjusted net income for the first six months of 2016 excludes $48.5 million, or $30.7 million after-tax, of one-time transaction, integration and rebranding costs net of noncontrolling interests; a $5.8 million, or $3.6 million after-tax, benefit to depreciation and amortization related to the updated purchase price allocation of acquired assets; and a $4.1 million, or $3.5 million after-tax, benefit related to unrealized foreign exchange positions.

Adjusted EBITDA for the first six months of 2016, a non-GAAP measure, improved to $604.2 million, compared with $109.3 million for the same period in 2015. Adjusted EBITDA for the first six months of 2016 excludes $48.5 million of one-time transaction, integration and rebranding costs.

Launches Next Generation Website

The company announced the next generation of its website at www.xpo.com and its new tagline Results MatterSM. The site’s enhanced functionality connects customers with transportation and logistics experts and provides more information about ways in which XPO helps customers manage their goods more efficiently throughout their supply chains.

Conference Call

The company will hold a conference call on Thursday, August 4, 2016, at 8:30 a.m. Eastern Time. Participants can call toll-free (from U.S./Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, www.xpo.com/investors. The conference will be archived until September 4, 2016. To access the replay by phone, call toll-free (from U.S./Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13640360.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) is a top ten global logistics provider of cutting-edge supply chain solutions to the most successful companies in the world. The company operates as a highly integrated network of people, technology and physical assets in 34 countries, with over 88,000 employees and 1,440 locations. XPO uses its network to help more than 50,000 customers manage their goods more efficiently throughout their supply chains. The company has two reporting segments: transportation and logistics, and within these segments, its business is well diversified by geographies, verticals and types of service. XPO’s corporate headquarters is in Greenwich, Conn., USA, and its European headquarters is in Lyon, France. www.xpo.com

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under rules of the Securities and Exchange Commission (“SEC”), including adjusted net income (loss) attributable to common shareholders for the three- and six-month periods ended June 30, 2016; adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three- and six-month periods ended June 30, 2016 and 2015, on a consolidated basis and for the company’s transportation and logistics segments; free cash flow for the three-month period ended June 30, 2016; and adjusted operating income for the North American LTL business for the three-month periods ended June 30, 2016 and 2015. As required by SEC rules, we provide reconciliations of these historical measures to the most directly comparable measure under United States generally accepted accounting principles (“GAAP”), which are set forth in the financial tables attached to this document. With respect to our 2016 financial targets of adjusted EBITDA and free cash flow, and our 2018 financial target of EBITDA, each of which is a non-GAAP measure, a reconciliation of the non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the non-cash and other items described below that we exclude from the non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results. We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We believe that EBITDA and adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) tax consequences, and the nonrecurring items noted in the reconciliation. We believe that adjusted operating income (loss) improves comparability from period to period by removing the impact of nonrecurring expense items such as one-time transaction-related costs. In addition to its use by management, we believe that EBITDA and adjusted EBITDA are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA and adjusted EBITDA differently, and therefore our measure may not be comparable to similarly titled measures of other companies. Free cash flow, EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA and adjusted EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA and adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our 2016 and 2018 financial targets, our expected ability to generate organic revenue growth and profit improvement opportunities, including through cost rationalization, global procurement and the cross-fertilization of best practices. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to successfully manage our growth, including by maintaining effective internal controls; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to retain our and our acquired businesses’ largest customers; our ability to develop and implement suitable information technology systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our strategy, including retention of acquired companies’ key employees; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors; labor matters; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; our ability to execute our growth strategy through acquisitions; fuel price and fuel surcharge changes; weather and other service disruptions; governmental regulation; and governmental or political actions, including the United Kingdom’s likely exit from the European Union. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpo.com

Media Contact:

Brunswick Group

Darren McDermott, +1-212-333-3810

XPO Logistics, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$3,683.3	$1,215.9	$7,229.0	$1,918.9
Operating expenses
Cost of transportation and services	1,973.3	707.3	3,918.4	1,148.0
Direct operating expense	1,130.2	318.3	2,236.4	469.5
Sales, general and administrative expense	409.5	220.4	841.5	336.0

Total operating expenses	3,513.0	1,246.0	6,996.3	1,953.5

Operating income (loss)	170.3	(30.1)	232.7	(34.6)

Other (income) expense	(7.9)	2.1	(6.7)	2.4
Foreign currency loss	0.1	19.8	3.2	20.0
Interest expense	94.7	36.3	187.8	59.4

Income (loss) before income tax provision (benefit)	83.4	(88.3)	48.4	(116.4)
Income tax provision (benefit)	33.0	(9.5)	17.3	(23.2)

Net income (loss)	50.4	(78.8)	31.1	(93.2)
Net (income) loss attributable to noncontrolling interests	(3.8)	4.4	(7.0)	4.4

Net income (loss) attributable to XPO	$46.6	$(74.4)	$24.1	$(88.8)

Net income (loss) attributable to common shareholders *	$42.6	$(75.1)	$22.0	$(90.3)
Basic earnings (loss) per share	$0.39	$(0.89)	$0.20	$(1.11)
Diluted earnings (loss) per share	$0.35	$(0.89)	$0.19	$(1.11)
Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	110.0	84.3	109.8	81.6
Diluted weighted-average common shares outstanding	122.3	84.3	118.9	81.6

*	Includes $3.3 million and $0.6 million non-cash allocation of undistributed earnings for the three and six months ended June 30, 2016, respectively. Includes $0.7 million and $1.5 million preferred dividends for the three and six months ended June 30, 2016 and 2015, respectively.

XPO Logistics, Inc.

Condensed Consolidated Balance Sheets

(In millions, except share and per share data)

	June 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$377.8	$289.8
Accounts receivable, net of allowances of $21.3 and $16.9, respectively	2,266.4	2,266.4
Other current assets	461.8	401.0

Total current assets	3,106.0	2,957.2

Property and equipment, net of $464.1 and $209.3 in accumulated depreciation, respectively	2,754.5	2,852.2
Goodwill	4,732.0	4,610.6
Identifiable intangible assets, net of $310.6 and $224.5 in accumulated amortization, respectively	1,637.5	1,876.5
Deferred tax asset	2.6	113.6
Other long-term assets	197.7	233.1

Total long-term assets	9,324.3	9,686.0

Total assets	$12,430.3	$12,643.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$986.1	$1,063.7
Accrued expenses	1,391.2	1,291.8
Current maturities of long-term debt	121.1	135.3
Other current liabilities	141.8	203.6

Total current liabilities	2,640.2	2,694.4

Long-term debt	5,342.7	5,272.6
Deferred tax liability	712.6	933.3
Employee benefit obligations	284.0	312.6
Other long-term liabilities	373.6	369.5

Total long-term liabilities	6,712.9	6,888.0

Stockholders’ equity:
Convertible perpetual preferred stock, $.001 par value; 10,000,000 shares authorized;
72,885 of Series A shares issued and outstanding at June 30, 2016 and December 31, 2015	42.0	42.0
Common stock, $.001 par value; 300,000,000 shares authorized; 110,146,754 and 109,523,493 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	0.1	0.1
Additional paid-in capital	3,229.8	3,212.3
Accumulated deficit	(443.0)	(465.0)
Accumulated other comprehensive loss	(100.5)	(72.3)

Total stockholders’ equity before noncontrolling interest	2,728.4	2,717.1

Noncontrolling interests	348.8	343.7

Total equity	3,077.2	3,060.8

Total liabilities and equity	$12,430.3	$12,643.2

XPO Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2016	2015
Operating activities
Net income (loss)	$31.1	$(93.2)
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation and amortization	323.6	89.9
Deferred tax expense (benefit)	2.7	(29.4)
Stock compensation expense	20.5	16.9
Other	6.2	23.0
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	5.5	(10.7)
Prepaid expense and other assets	(52.8)	2.2
Accounts payable	(78.4)	(22.8)
Accrued expenses and other liabilities	9.2	0.9

Cash flows provided (used) by operating activities	267.6	(23.2)

Investing activities
Payment for purchases of property and equipment	(224.0)	(41.9)
Proceeds from sale of assets	35.6	24.3
Acquisition of businesses, net of cash acquired	—	(1,610.7)
Loss on forward contract related to acquisition	—	(6.9)
Other	8.3	—

Cash flows used by investing activities	(180.1)	(1,635.2)

Financing activities
Repayment of long-term debt and capital leases	(90.0)	(759.2)
Proceeds from borrowing on revolving credit facility	260.0	—
Repayment of borrowing on revolving credit facility	(160.0)	—
Bank overdrafts	(10.9)	(19.3)
Proceeds from preferred stock and common stock offerings	—	1,260.0
Payment for equity issuances costs	—	(31.9)
Proceeds from issuance of long-term debt	—	2,555.2
Payment for debt issuance costs	—	(7.9)
Transfer of restricted cash for tender offer	—	(809.3)
Dividends paid to preferred stockholders	(1.5)	(1.5)
Other	2.2	3.6

Cash flows (used) provided by financing activities	(0.2)	2,189.7

Effect of exchange rates on cash	0.7	0.4
Net increase in cash	88.0	531.7
Cash and cash equivalents, beginning of period	289.8	644.1

Cash and cash equivalents, end of period	$377.8	$1,175.8

Transportation

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	$ Variance	Change %	2016	2015	$ Variance	Change %
Revenue	$2,418.9	$861.2	$1,557.7	180.9%	$4,716.3	$1,423.5	$3,292.8	231.3%
Cost of transportation and services	1,715.9	667.4	1,048.5	157.1%	3,363.0	1,108.2	2,254.8	203.5%

Net revenue	703.0	193.8	509.2	262.7%	1,353.3	315.3	1,038.0	329.2%

Direct operating expense	297.8	57.9	239.9	414.3%	610.2	88.2	522.0	591.8%
SG&A expense
Salaries & benefits	142.7	66.5	76.2	114.6%	290.0	114.9	175.1	152.4%
Other SG&A expense	30.6	16.3	14.3	87.7%	67.6	30.5	37.1	121.6%
Purchased services	37.1	7.5	29.6	394.7%	77.0	13.3	63.7	478.9%
Depreciation & amortization	41.6	22.6	19.0	84.1%	79.9	41.7	38.2	91.6%

Total SG&A expense	252.0	112.9	139.1	123.2%	514.5	200.4	314.1	156.7%

Operating income	$153.2	$23.0	$130.2	566.1%	$228.6	$26.7	$201.9	756.2%

Accelerated amortization of trade names	—	0.3	(0.3)	-100.0%	—	0.4	(0.4)	-100.0%
Other depreciation & amortization	112.5	28.8	83.7	290.6%	227.1	48.4	178.7	369.2%

EBITDA	$265.7	$52.1	$213.6	410.0%	$455.7	$75.5	$380.2	503.6%

Transaction & integration costs	7.5	6.9	0.6	8.7%	10.3	6.9	3.4	49.3%
Rebranding costs	2.5	0.3	2.2	733.3%	5.9	0.3	5.6	1866.7%

Adjusted EBITDA*	$275.7	$59.3	$216.4	364.9%	$471.9	$82.7	$389.2	470.6%

*	Adjusted EBITDA does not include gain on sale of assets, unrealized gain/loss and other expense

Transportation

Key Data by Service Offering

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue by Service Offering
North America
Freight Brokerage	$519.1	$465.3	$1,031.8	$852.5
Less-Than-Truckload	877.5	—	1,708.0	—
Last Mile	200.7	169.8	379.6	303.8
Full Truckload	133.4	—	262.2	—
Europe
Full Truckload	427.5	117.6	820.4	117.6
Less-Than-Truckload	220.2	54.0	422.6	54.0
Global Forwarding	79.2	58.0	162.0	101.4
Eliminations	(38.7)	(3.5)	(70.3)	(5.8)

Total Revenue by Service Offering	$2,418.9	$861.2	$4,716.3	$1,423.5

Net Revenue by Service Offering
North America
Freight Brokerage	$88.1	$93.7	$179.6	$171.3
Less-Than-Truckload	370.9	—	695.1	—
Last Mile	62.5	51.5	115.9	90.4
Full Truckload	16.0	—	43.7	—
Europe	151.1	40.0	290.1	40.0
Global Forwarding	14.4	8.6	28.9	13.6

Total Net Revenue by Service Offering	$703.0	$193.8	$1,353.3	$315.3

Net Revenue % by Service Offering
North America
Freight Brokerage	17.0%	20.1%	17.4%	20.1%
Less-Than-Truckload	42.3%	0.0%	40.7%	0.0%
Last Mile	31.1%	30.3%	30.5%	29.8%
Full Truckload	12.0%	0.0%	16.7%	0.0%
Europe	23.3%	23.3%	23.3%	23.3%
Global Forwarding	18.2%	14.8%	17.8%	13.4%

Overall Net Revenue % by Service Offering	29.1%	22.5%	28.7%	22.1%

Direct Operating Expense by Service Offering
North America
Freight Brokerage	$22.4	$24.4	$46.3	$46.6
Less-Than-Truckload	168.0	—	351.0	—
Last Mile	13.4	9.7	27.3	17.8
Europe	89.3	22.3	176.3	22.3
Global Forwarding	4.7	1.5	9.3	1.5

Total Direct Operating Expense by Service Offering	$297.8	$57.9	$610.2	$88.2

Less-Than-Truckload revenue is before intercompany eliminations and includes revenue from the Company’s trailer manufacturing business.

XPO Logistics North American Less-Than-Truckload

Summary Data Table

(Unaudited)

	Three Months Ended June 30,
	2016	2015
Number of Working Days	64.0	63.5
Lbs. per Day (Thousands)	73,448	79,344
% Change in Lbs. per Day**	-7.4%	-3.0%
Shipments per Day	55,166	58,689
% Change in Shipments per Day**	-6.0%	-1.7%
Avg. Weight per Shipment (in pounds)	1,331	1,352
% Change in Weight per Shipment**	-1.5%	-1.3%
Gross Revenue per Shipment	$254.91	$252.32
Gross Revenue per CWT (including fuel surcharges)	$19.15	$18.66
Gross Revenue per CWT (excluding fuel surcharges)	$17.15	$16.25
% Change in Gross Revenue per CWT**
Including fuel surcharges	2.6%	0.4%
Excluding fuel surcharges	5.5%	5.5%
Average Length of Haul	805.0	787.2
Total Average Load Factor	22,521	22,074
Average Age of Tractor Fleet (Years)	5.71	5.44

**	Compared with the same quarter of the previous year

XPO Logistics North American Less-Than-Truckload

Adjusted Operating Ratio

(Unaudited)

(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue (excluding fuel surcharge revenue)	$772.5	$795.3	$1,510.5	$1,534.9
Fuel surcharge revenue	94.0	121.6	175.9	237.6

Revenue	866.5	916.9	1,686.4	1,772.5
Salaries, wages and employee benefits	412.0	433.5	823.8	848.6
Purchased transportation	111.3	132.2	221.1	262.5
Fuel and fuel-related taxes	47.2	63.5	89.7	126.0
Depreciation and amortization	49.3	36.7	98.4	74.0
Other operating expenses	95.6	135.1	213.9	260.6
Maintenance	23.8	26.0	46.5	51.8
Rents and leases	10.2	13.4	20.8	26.2
Purchased labor	1.6	6.8	4.2	15.2

Operating income	115.5	69.7	168.0	107.6

Operating ratio	86.7%	92.4%	90.0%	93.9%

Transaction, integration and rebranding costs	1.5	—	3.3	—
Amortization expense	8.9	—	14.7	—
Depreciation adjustment from updated purchase price allocation of acquired assets	—	—	(1.8)	—

Adjusted operating income	$125.9	$69.7	$184.2	$107.6

Adjusted operating ratio	85.5%	92.4%	89.1%	93.9%

Logistics

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	$ Variance	Change %	2016	2015	$ Variance	Change %
Revenue	$1,332.0	$359.6	$972.4	270.4%	$2,592.7	$500.4	$2,092.3	418.1%
Cost of transportation and services	323.2	45.6	277.6	608.8%	633.4	45.6	587.8	1289.0%

Net revenue	1,008.8	314.0	694.8	221.3%	1,959.3	454.8	1,504.5	330.8%

Direct operating expense	832.8	260.3	572.5	219.9%	1,626.6	381.3	1,245.3	326.6%
SG&A expense
Salaries & benefits	54.6	24.9	29.7	119.3%	123.8	30.0	93.8	312.7%
Other SG&A expense	24.5	6.2	18.3	295.2%	36.7	7.9	28.8	364.6%
Purchased services	23.5	3.5	20.0	571.4%	45.2	4.1	41.1	1002.4%
Depreciation & amortization	22.3	14.8	7.5	50.7%	44.0	20.8	23.2	111.5%

Total SG&A expense	124.9	49.4	75.5	152.8%	249.7	62.8	186.9	297.6%

Operating income	$51.1	$4.3	$46.8	1088.4%	$83.0	$10.7	$72.3	675.7%

Accelerated amortization of trade names	—	1.6	(1.6)	-100.0%	—	2.0	(2.0)	-100.0%
Other depreciation & amortization	48.6	25.0	23.6	94.4%	95.7	38.3	57.4	149.9%

EBITDA	$99.7	$30.9	$68.8	222.7%	$178.7	$51.0	$127.7	250.4%

Transaction & integration costs	7.0	4.8	2.2	45.8%	15.6	4.8	10.8	225.0%
Rebranding costs	0.2	0.1	0.1	100.0%	0.4	0.1	0.3	300.0%

Adjusted EBITDA*	$106.9	$35.8	$71.1	198.6%	$194.7	$55.9	$138.8	248.3%

*	Adjusted EBITDA does not include gain on sale of assets, unrealized gain/loss and other expense

Logistics

Key Data by Service Offering

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue by Service Offering
North America	$633.3	$182.2	$1,252.1	$323.0
Europe	698.7	177.4	1,340.6	177.4

Total Revenue by Service Offering	$1,332.0	$359.6	$2,592.7	$500.4

Net Revenue by Service Offering
North America	$484.6	$181.0	$954.9	$321.8
Europe	524.2	133.0	1,004.4	133.0

Total Net Revenue by Service Offering	$1,008.8	$314.0	$1,959.3	$454.8

Direct Operating Expense by Service Offering
North America	$406.0	$153.6	$806.0	$274.6
Europe	426.8	106.7	820.6	106.7

Total Direct Operating Expense by Service Offering	$832.8	$260.3	$1,626.6	$381.3

Gross Margin by Service Offering
North America	$78.6	$27.4	$148.9	$47.2
Europe	97.4	26.3	183.8	26.3

Total Gross Margin by Service Offering	$176.0	$53.7	$332.7	$73.5

Gross Margin % by Service Offering
North America	12.4%	15.0%	11.9%	14.6%
Europe	13.9%	14.8%	13.7%	14.8%

Total Gross Margin % by Service Offering	13.2%	14.9%	12.8%	14.7%

XPO Corporate

Summary of Sales, General & Administrative Expense

(Unaudited)

(In millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	$ Variance	Change %	2016	2015	$ Variance	Change %
SG&A expense
Salaries & benefits	$15.9	$17.0	$(1.1)	-6.5%	$32.0	$24.4	$7.6	31.1%
Other SG&A expense	3.8	8.5	(4.7)	-55.3%	13.7	10.7	3.0	28.0%
Purchased services	13.9	31.5	(17.6)	-55.9%	32.4	36.1	(3.7)	-10.2%
Depreciation & amortization	0.4	0.4	—	0.0%	0.8	0.8	—	0.0%

Total SG&A expense	$34.0	$57.4	$(23.4)	-40.8%	$78.9	$72.0	$6.9	9.6%

Intersegment Eliminations

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	$ Variance	Change %	2016	2015	$ Variance	Change %
Revenue	$(67.6)	$(4.9)	$(62.7)	1279.6%	$(80.0)	$(5.0)	$(75.0)	1500.0%
Cost of transportation and services	(65.8)	(5.7)	(60.1)	1054.4%	(78.0)	(5.8)	(72.2)	1244.8%

Net revenue	(1.8)	0.8	(2.6)	-325.0%	(2.0)	0.8	(2.8)	-350.0%

Direct operating expense	(0.4)	0.1	(0.5)	-500.0%	(0.4)	—	(0.4)	100.0%
SG&A expense
Salaries & benefits	(7.1)	0.4	(7.5)	-1875.0%	(6.9)	0.3	(7.2)	-2400.0%
Other SG&A expense	5.8	0.3	5.5	1833.3%	5.6	0.4	5.2	1300.0%
Purchased services	(0.2)	—	(0.2)	100.0%	(0.3)	0.1	(0.4)	-400.0%
Depreciation & amortization	0.1	—	0.1	100.0%	—	—	—	0.0%

Total SG&A expense	(1.4)	0.7	(2.1)	-300.0%	(1.6)	0.8	(2.4)	-300.0%

Operating income	$—	$—	$—	0.0%	$—	$—	$—	0.0%

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

(In millions)

	Category	Three Months Ended June 30,			Six Months Ended June 30,
		2016	2015	Change %	2016	2015	Change %
Net income (loss) attributable to common shareholders	Net income (loss) attributable to common shareholders	$42.6	$(75.1)	-156.7%	$22.0	$(90.3)	-124.4%
Distributed and undistributed net income	Cumulative preferred dividends and non-cash income allocated to participating securities	(4.0)	(0.7)	471.4%	(2.1)	(1.5)	40.0%
Noncontrolling interests	Net (income) loss attributable to noncontrolling interests	(3.8)	4.4	-186.4%	(7.0)	4.4	-259.1%

Net income (loss) attributable to common shareholders	Net income (loss)	50.4	(78.8)	-164.0%	31.1	(93.2)	-133.4%

Debt commitment fees	Interest expense	—	8.6	-100.0%	—	8.6	-100.0%
Loss on conversion of convertible senior notes	Interest expense	0.2	0.4	-50.0%	0.2	6.9	-97.1%
Other interest expense	Interest expense	94.5	27.3	246.2%	187.6	43.9	327.3%
Income tax provision (benefit)	Income tax provision (benefit)	33.0	(9.5)	-447.4%	17.3	(23.2)	-174.6%
Accelerated amortization of trade names	Sales, general and administrative expense	—	1.9	-100.0%	—	2.4	-100.0%
Other depreciation expense	Cost of transportation and services	53.5	5.2	928.8%	114.3	5.3	2056.6%
Other depreciation & amortization expense	Direct operating expense	43.5	13.1	232.1%	84.6	21.3	297.2%
Other depreciation & amortization expense	Sales, general and administrative expense	64.4	35.9	79.4%	124.7	60.9	104.8%
Unrealized gains on foreign currency option and forward contracts	Other expense	(6.1)	—	100.0%	(4.1)	—	100.0%

EBITDA		$333.4	$4.1	8031.7%	$555.7	$32.9	1589.1%

Transaction & integration costs	Sales, general and administrative expense	18.6	78.8	-76.4%	41.8	79.6	-47.5%
Rebranding costs	Sales, general and administrative expense	2.9	2.5	16.0%	6.7	2.5	168.0%
Gain on sale of intermodal equipment	Sales, general and administrative expense	—	(5.7)	-100.0%	—	(5.7)	-100.0%

Adjusted EBITDA		$354.9	$79.7	345.3%	$604.2	$109.3	452.8%

Note: Please refer to the “Non-GAAP Financial Measures” section of the press release. Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of GAAP Net Income (Loss) and Net Income (Loss) Per Share to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP net income (loss) attributable to common shareholders	$42.6	$(75.1)	$22.0	$(90.3)
Loss on conversion of convertible senior notes, net of tax benefit of $0.1, $0.1, $0.1, $1.4 (1)	0.1	0.3	0.1	5.5
Debt commitment fees, net of tax benefit of $0, $2.5, $0 and $2.5 (1)	—	6.1	—	6.1
Accelerated amortization of trade names, net of tax benefit of $0, $0.5, $0 and $0.7	—	1.4	—	1.7
Unrealized gains on foreign currency option and forward contracts, net of tax expense of $2.0, $0, $0.6, $0	(4.1)	—	(3.5)	—
Depreciation & amortization from updated purchase price allocation of acquired assets, net of tax expense of $0, $0, $2.2, $0	—	—	(3.6)	—
Transaction & integration costs, net of tax benefit of $6.6, $16.2, $15.4 and $16.4	12.0	62.6	26.4	63.2
Rebranding costs, net of tax benefit of $1.0, $0.7, $2.4 and $0.7	1.9	1.8	4.3	1.8
Gain on sale of intermodal equipment, net of tax expense of $0, $1.6, $0 and $1.6	—	(4.1)	—	(4.1)
Impact of noncontrolling interests on above adjustments	(1.2)	(6.6)	(1.6)	(6.6)
Allocation of undistributed earnings	(0.9)	—	(2.0)	—

Adjusted net income (loss) attributable to common shareholders	$50.4	$(13.6)	$42.1	$(22.7)

Adjusted basic earnings (loss) per share	$0.46	$(0.16)	$0.38	$(0.28)
Adjusted diluted earnings (loss) per share	$0.42	$(0.16)	$0.35	$(0.28)
Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	110.0	84.3	109.8	81.6
Diluted weighted-average common shares outstanding	122.3	84.3	122.0	81.6

(1)	Debt commitment fees and loss on conversion of convertible senior notes are recorded in interest expense.

Note: Please refer to the “Non-GAAP Financial Measures” section of the press release.

The Company has evaluated the guidance in accordance with Compliance and Disclosure Interpretations (C&DI) of the U.S. Securities and Exchange Commission table to calculate the non-GAAP Adjusted Net Income (loss) and Adjusted Net Income (loss) Per Share. The table above includes the U.S. GAAP financial statement items that have been reconciled to arrive at Adjusted Net Income (loss) and Adjusted Net Income (loss) per share. The Company has applied the jurisdictional statutory tax rate to the performance measures in the above table to calculate the adjusted performance metrics. The jurisdictional tax rate is materially consistent with our estimated effective tax rate for fiscal 2016. The tax effects are reported for each reconciling item. A corresponding noncontrolling interest has been calculated for those reconciling items reported within the acquired Norbert Dentressangle SA legal entities.

XPO Logistics, Inc.

Free Cash Flow

(Unaudited)

(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows provided (used) by operating activities	$260.7	$(70.5)	$267.6	$(23.2)
Payment for purchases of property and equipment	(109.3)	(30.5)	(224.0)	(41.9)
Proceeds from sales of assets	18.1	24.3	35.6	24.3

Free Cash Flow	$169.5	$(76.7)	$79.2	$(40.8)